UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

U.S. GoldMining Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-41690	37-1792147
(Commission File Number)	(IRS Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada, V6E 4A2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 388-9788

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USGO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $13.00	USGOW	The Nasdaq Stock Market LLC

Item 5.08	Shareholder Director Nominations.

On March 18, 2024, the board of directors (the “Board”) of U.S. GoldMining Inc. (the “Company”) established May 22, 2024, as the date for the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Board also established March 27, 2024, as the record date for the Annual Meeting. Due to the fact that the Company did not hold an annual meeting of stockholders in 2023, the Company is providing the due date for submission of any qualified stockholder proposal or qualified stockholder nominations.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s bylaws (the “Bylaws”), the deadline for receipt of stockholder proposals or nominations for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will be no later than March 29, 2024. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act and the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2024	U.S. GOLDMINING Inc.

	By:	/s/ Tim Smith
	Name:	Tim Smith
	Title:	Chief Executive Officer